UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-159445	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Baltimore Building Two

On January 27, 2011, the Company, through a wholly-owned subsidiary, acquired a 100% fee interest in one industrial building that is approximately 824,000 square feet on 70.3 acres located in Hagerstown, Maryland (the “Baltimore Building Two”). The seller of the Baltimore Building Two, Jerome L. Rappaport, Jr. and Janet F. Aserkoff, Trustees of Hagerstown Nominee Trust, is not affiliated with the Company or its affiliates. The Baltimore Building Two is currently 100% leased to Home Depot U.S.A., Inc. (“Home Depot”) under a lease that expires on September 30, 2016. The tenant has two options to extend the lease for a period of five years each.

Beginning January 1, 2011, the annual base rent under the lease is currently approximately $3.1 million, and is subject to annual rent escalations of approximately 2.5% to 2.7% through the end of the lease term. The Baltimore Building Two serves as a primary distribution facility for Home Depot’s North American internet fulfillment operations. Home Depot is one of the largest multi-channel retailers in the world.

The total purchase price was $41.2 million, exclusive of transfer taxes, due diligence and other closing costs. Per the terms of an amended and restated advisory agreement, dated as of May 14, 2010, by and among the Company, Industrial Income Operating Partnership LP (the “Operating Partnership”), and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee of $823,000 to the Advisor equal to 2.0% of the purchase price of this transaction. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Baltimore Building Two will be managed by The Flynn Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2011, the Company, through various subsidiaries, entered into three secured, non-recourse loan agreements with ING USA Annuity Life and Insurance Company (“ING”) for an aggregate amount of $42.0 million (the “ING Facility”). The ING Facility bears a fixed interest rate of 4.81%, requires monthly payments of interest and principal (based on an approximate 30 year amortization), and has a contractual maturity of November 1, 2040. However, the lender has the ability to call the loan on November 1, 2020 and November 1, 2030. As such, the expected maturity is November 1, 2020. The ING Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in, and is cross-collateralized by, the Baltimore Building Two, the Dallas Portfolio, the Tampa Building, and the Atlanta Portfolio properties. Such cross-collateralization is effected through guaranties and second priority mortgages, deeds to secure debt, and deeds of trust, as applicable, on the Baltimore Building Two, the Dallas Portfolio, the Tampa Building, and the Atlanta Portfolio properties. The three loans within the ING Facility, together with a previously existing loan from ING to another subsidiary of the Company that is secured by the Atlanta Portfolio properties, are collectively referred to as the “ING Pooled Facility.”

The proceeds from the ING Facility were used to fund a portion of the acquisition of the Baltimore Building Two described under Item 2.01 of this Current Report on Form 8-K. In addition, the proceeds may be used to fund the Company’s future capital requirements, including the funding of acquisitions and distributions.

The terms of the ING Pooled Facility limit the Company’s ability to prepay the loans for a period of time and certain prepayments thereafter will be subject to the payment of prepayment premiums. Subject to certain financial covenants and restrictions, the Company may prepay various individual loans within the ING Pooled Facility (i) if release pricing equals 115% to 120% of the outstanding balance for such loan(s) along with any applicable prepayment premiums paid, or (ii) in connection with a substitute loan with ING that satisfies certain conditions. In addition, the ING Pooled Facility contains customary affirmative, negative, and financial covenants, agreements, representations, warranties and indemnities, including indemnification for losses arising out of certain environmental issues at the respective properties, and borrowing conditions, all as set forth in the agreements. The ING Pooled Facility also contains various customary events of default, which are defined in the agreements. As is customary in such financings, if an event of default occurs under the ING Pooled Facility, the lender may accelerate the repayment of amounts outstanding and exercise other remedies, subject, in certain instances to the expiration of an applicable cure period.

A reserve of up to $1.6 million must be funded by property cash flow generated from the Baltimore Building Two property commencing in October 2015 if the existing tenant of that property does not renew its lease or a replacement tenant is not in place by that time. Such reserve would be released once a new lease for the property is executed.

The Company’s subsidiaries that directly own the properties securing the loans are the borrowers under the ING Pooled Facility. The Operating Partnership has provided customary non-recourse guarantees of certain of the obligations under the agreements.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition of the Baltimore Building Two, the registrant hereby undertakes to file any financial statements required to be filed in response to this item in an amendment to this Current Report on Form 8-K no later than April 14, 2011.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the terms of the lease at the Baltimore Building Two and the terms of the ING Pooled Facility) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s prospectus, dated September 14, 2010, as supplemented, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

February 2, 2011

	By:	/S/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer

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